Exhibit 99.1

BigCommerce Announces Fourth Quarter and Fiscal 2021 Financial Results

Fourth Quarter Total Revenue of $64.9 Million, a Year over Year Increase of 50% with Total ARR of $268.7 Million, a Year over Year Increase of 48%

AUSTIN, Texas, February 28, 2022 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established brands, today announced financial results for its fourth quarter ended December 31, 2021.

“Q4 was another outstanding quarter for BigCommerce as our revenue grew to $64.9 million, up 50% year-over-year. Our full-year revenue grew to $219.9 million, up 44% year-over-year, marking our fourth consecutive year of accelerating revenue and subscription growth,” said Brent Bellm, chief executive officer at BigCommerce. “This growth reflects the flexibility and performance of our Open SaaS platform and the continued execution of our top strategic priorities, particularly international expansion and enterprise growth. Our revenue in EMEA grew by 60% and revenue in APAC increased 54% compared to the fourth quarter of 2020. ARR from enterprise accounts was up 72% over the end of 2020.”

Fourth Quarter Financial Highlights:

•	Total revenue was $64.9 million, up 50% compared to the fourth quarter of 2020.

•	Total annual revenue run-rate (ARR) as of December 31, 2021 was $268.7 million, up 48% compared to December 31, 2020.

•	Subscription revenue was $46.9 million, up 58% compared to the fourth quarter of 2020.

•

ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $172.9 million as of December 31, 2021, up 72% from December 31, 2020, reflecting continued strength and growth with mid-market and Enterprise Accounts.

•	ARR from Enterprise Accounts as a percent of total ARR was 64% as of December 31, 2021, compared to 56% as of December 31, 2020.

•	ARR from accounts greater than $2,000 in ACV was $237.2 million as of December 31, 2021, up 59% from December 31, 2020.

•	ARR from accounts greater than $2,000 in ACV as a percent of total ARR was 88%, compared to 82% as of December 31, 2020.

•

GAAP gross margin was 74%, compared to 76% in the fourth quarter of 2020 due to investments in additional localized support and infrastructure behind international expansion and other investments. Non-GAAP gross margin was 76%, compared to 77% in the fourth quarter of 2020.

Fourth Quarter Financials:

Other Key Business Metrics

•	Number of accounts greater than $2,000 in ACV was 12,754, up 25% compared to the fourth quarter of 2020.

•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $18,598, up 27% compared to the fourth quarter of 2020.

•	Revenue in the Americas grew by 49%, compared to the fourth quarter of 2020.

•	Revenue in EMEA grew by 60% and revenue in APAC grew by 54% compared to the fourth quarter of 2020.

Operating Income/(Loss)

•

Fourth quarter ending December 31, 2021, GAAP operating loss was ($33.8) million, compared to ($13.8) million in the fourth quarter 2020. Year ending December 31, 2021, GAAP operating loss was ($75.9) million, compared to ($38.7) million in 2020.

•

Fourth quarter ending December 31, 2021, Non-GAAP operating loss was ($11.6) million, compared to ($7.6) million in the fourth quarter 2020. Year ending December 31, 2021, Non-GAAP operating loss was ($22.8) million, compared to ($27.4) million in 2020.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($34.2) million, compared to ($14.2) million in the fourth quarter of 2020.

•	Non-GAAP net loss was ($12.1) million or (19%) of total revenue, compared to ($8.0) million or (18%) of total revenue in the fourth quarter of 2020.

•

GAAP net loss per share was ($0.48) based on 72.0 million weighted-average shares of common stock outstanding, compared to ($0.21) based on 68.6 million weighted-average shares of common stock outstanding in the fourth quarter of 2020.

•

Non-GAAP net loss per share was ($0.17) based on 72.0 million weighted-average shares of common stock outstanding, compared to ($0.12) based on 68.6 million weighted-average shares of common stock outstanding in the fourth quarter of 2020.

Adjusted EBITDA

•	Adjusted EBITDA was ($11.0) million, compared to ($6.8) million in the fourth quarter of 2020.

Cash

•	Cash, cash equivalents, restricted cash, and marketable securities totaled $401 million as of December 31, 2021.

•	For the twelve months ended December 31, 2021, net cash used in operating activities was ($40.3) million, compared to ($26.5) million for the same period in 2020.

•	Free cash flow was ($43.6) million, compared to ($28.5) million for the same period in 2020.

Business Highlights:

•

Corporate Highlights: In November, BigCommerce was named to Inc. Magazine’s first annual Best-Led Companies list, a data-driven recognition measuring management excellence in U.S. companies with revenue of $50 million to $2 billion. Earlier this month, we received a 2022 Most Loved Award from TrustRadius, reflecting positive customer reviews BigCommerce has received on TrustRadius. At a time when aggregate U.S. retail ecommerce declined during Cyber Week for the first time, BigCommerce merchants bucked the trend with a year-over-year GMV increase of 15%. In the last two years, BigCommerce merchants’ Cyber Week sales have increased +103%. BigCommerce saw a 100% Cyber Week performance uptime, marking the eighth consecutive year of zero reported site downtime during the peak holiday period. Building on our earlier international expansion into the Netherlands, France and Italy, we formally launched in Mexico, Germany and Spain in January of this year.

•

Product Highlights: Our efforts and strategy remain focused on providing the most flexible Open SaaS ecommerce platform that empowers merchants of all sizes to sell more. The Company launched Google Ads and Listings to help our merchants in the U.S. connect their stores to the Google Merchant Center and add products for free.

•

Merchant Highlights: In the coming days, the Company will launch a new custom-tailored online store for Ted Baker, the UK-based global lifestyle brand. Additionally, BigCommerce added leading brands across numerous categories, merchants including Draper Tools, one of the largest wholesale hardware stores in the UK; Dermaviduals, an Australian skincare company; Vinaggi, an Italy-based wine and spirits company; J.Parker’s, a UK-based, mail-order horticultural supplier of bulbs, plants and shrubs; and King Arthur Baking Company, best known for its flour, which migrated to BigCommerce to improve maintenance efficiency, speed the introduction of new features, and optimize the end-user experience for stronger engagement and improved ecommerce conversion.

•

Partner Highlights: The Company announced an incentivized TikTok advertising coupon program to invest in and help our merchants succeed on TikTok For Business. The Company launched a new strategic partnership with the CMA CGM Group, a world leader in shipping and logistics, and subsidiary NewOxatis, a leading publisher of ecommerce solutions, to enable thousands of NewOxatis’ merchants to build world-class digital storefronts powered by BigCommerce. We launched a new partner integration with Chargify to deliver subscription management services for the U.S. B2C and B2B merchants to efficiently manage, track and analyze all subscription activity from within their store through Open Source Checkout. Last week, we announced a direct integration with Digital River, an experienced global commerce enabler, to provide mid-market to enterprise BigCommerce merchants with an all-in-one global commerce solution that fully manages payments, tax, fraud and compliance to simplify cross-border selling and accelerate global expansion.

Q1 and 2022 Financial Outlook:

For the first quarter of 2022, the Company currently expects:

•	Total revenue between $61.9 million and $65.1 million, translating into a year-over-year growth rate of 33% and 40%.

•	Non-GAAP operating loss between ($11.5) million and ($13.5) million.

For the full year 2022, the Company currently expects:

•	Total revenue between $271.6 million and $283.6 million, translating into a year-over-year growth rate of 24% and 29%, or 27% at the midpoint.

•	Non-GAAP operating loss between ($45.9) million and ($53.9) million.

The Company’s first quarter and 2022 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Monday, February 28, 2022, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States or Canada or (914) 800-3909 internationally with conference ID 6398736. The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on March 7, 2022, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 6398736. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, SoloStove and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1 and 2022 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on November 16, 2020, our Annual Report on Form 10-K for the

year ended December 31, 2020 filed with the SEC on February 26, 2021 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores and brands added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store or brand above the ACV threshold or multiple stores or brands that together exceed the ACV threshold.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions and amortization of acquisition-related intangible assets. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Balance Sheet:

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$297,561	$219,447
Restricted cash	1,143	1,160
Marketable securities	102,315	—
Accounts receivable, net	39,806	22,894
Prepaid expenses and other assets	9,710	8,000
Deferred commissions	4,013	2,571

Total current assets	454,548	254,072
Property and equipment, net	7,429	7,122
Right-of-use-asset	9,515	11,842
Prepaid expenses, net of current portion	831	—
Deferred commissions, net of current portion	5,673	3,590
Intangible assets, net	35,032	—
Goodwill	42,432	—

Total assets	$555,460	$276,626

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,211	$5,788
Accrued liabilities	2,941	3,344
Deferred revenue	12,752	11,406
Current portion of operating lease liabilities	2,653	3,173
Other current liabilities	36,254	22,176

Total current liabilities	62,811	45,887
Deferred revenue, net of current portion	1,359	1,308
Long-term debt, net of current portion	335,537	—
Operating lease liabilities, net of current portion	10,217	12,672
Other long-term liabilities, net of current portion	7,248	—

Total liabilities	417,172	59,867
Commitments and contingencies (Note 6)
Stockholders’ equity
Preferred stock $0.0001 par value; 10,000 shares authorized at December 31, 2021 and December 31, 2020; 0 shares issued and outstanding at December 31, 2021 and 2020.	—	—
Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at December 31, 2021 and December 31, 2020; 72,311, and 65,406 shares Series 1 issued and outstanding at December 31, 2021 and December 31, 2020, respectively, and 0 and 4,106 shares Series 2 issued and, outstanding at December 31, 2021, and December 31, 2020, respectively.	7	7
Additional paid-in capital	528,540	530,143
Accumulated other comprehensive loss	(191)	—
Accumulated deficit	(390,068)	(313,391)

Total stockholders’ equity	138,288	216,759

Total liabilities, convertible preferred stock, and stockholders’ equity	$555,460	$276,626

Income Statement:

	Year ended December 31,
	2021	2020	2019
Revenue	$219,855	$152,368	$112,103
Cost of revenue	48,479	34,126	27,023

Gross profit	171,376	118,242	85,080

Operating expenses:
Sales and marketing	99,350	72,470	60,740
Research and development	64,547	48,332	43,123
General and administrative	56,839	36,137	22,204
Acquisition related expenses	23,299	—	—
Amortization of intangible assets	3,284	—	—

Total operating expenses	247,319	156,939	126,067

Loss from operations	(75,943)	(38,697)	(40,987)
Interest income	130	31	245
Interest expense	(828)	(3,103)	(1,612)
Change in fair value of financial instruments	—	4,413	—
Other expense	(70)	(179)	(208)

Loss before provision for income taxes	(76,711)	(37,535)	(42,562)
Provision for income taxes	(34)	25	28

Net loss	(76,677)	(37,560)	(42,590)
Dividends and accretion of issuance costs on Series F preferred stock	$—	$(962)	$(7,308)

Net loss attributable to common stockholders	$(76,677)	$(38,522)	$(49,898)

Basic and diluted net loss per share attributable to common stockholders	$(1.08)	$(0.99)	$(2.80)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	70,933	39,092	17,834

Cash Flow Statement:

	Year ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net loss	$(76,677)	$(37,560)	$(42,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,151	3,084	2,569
Amortization of discount on debt	574	774	54
Stock-based compensation	25,424	11,058	3,156
Allowance for credit losses	3,474	1,594	988
Accretion on discount to marketable securities	—	—	(69)
Change in fair value of financial instrument	—	(4,413)	—
Changes in operating assets and liabilities:
Accounts receivable	(17,279)	(9,305)	(6,297)
Prepaid expenses	(2,413)	(2,704)	(1,786)
Deferred commissions	(3,525)	(2,396)	(903)
Accounts payable	2,137	1,907	(1,582)
Accrued and other current liabilities	20,437	9,610	8,164
Deferred revenue	1,397	1,822	(1,673)
Net cash used in operating activities	(40,300)	(26,529)	(39,969)

Cash flows from investing activities:
Cash paid for acquisition	(81,067)	—	—
Purchase of marketable securities	(107,006)	—	—
Purchase of property and equipment	(3,304)	(1,964)	(5,579)
Maturity of marketable securities	4,500	—	23,450

Net cash (used in) provided by investing activities	(186,877)	(1,964)	17,871

Cash flows from financing activities:
Payment of debt issuance costs	(10,037)	—	—
Purchase of capped calls	(35,570)
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	—	171,129	—
Proceeds from issuance of common stock upon secondary offering, net of underwriting discounts and commissions and other offerings costs	—	65,112	—
Payment of Series F dividends	—	(12,814)	—
Proceeds from exercise of stock options and warrants	5,881	3,279	901
Proceeds from debt	345,000	41,861	18,500
Repayment of debt	—	(28,617)	(2,050)

Net cash provided by financing activities	305,274	239,950	17,351

Net change in cash and cash equivalents and restricted cash	78,097	211,457	(4,747)
Cash and cash equivalents and restricted cash, beginning of period	220,607	9,150	13,897

Cash and cash equivalents and restricted cash, end of period	$298,704	$220,607	$9,150

Supplemental cash flow information:
Cash paid for interest	$—	$2,285	$1,626

Noncash investing and financing activities:
Fair value of shares issued as consideration for acquisition	2,003	—	—
Conversion of convertible preferred stock into common stock upon initial public offering	—	211,902	—
Conversion of convertible debt into common stock upon initial public offering	$—	$50,173	$—

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	297,561	219,447	7,795
Restricted cash	1,143	1,160	1,355
Total cash, cash equivalents and restricted cash	$298,704	$220,607	$9,150

Disaggregated Revenue:

	Year ended December 31,
(in thousands)	2021	2020	2019
Subscription solutions	$154,933	$103,706	$82,689
Partner and services	64,922	48,662	29,414

Total revenue	$219,855	$152,368	$112,103

Rev by Geo:

	Year ended December 31,
(in thousands)	2021	2020	2019
Revenue:
Americas—U.S.	$169,737	$120,934	$91,057
Americas—other	8,559	5,371	3,761
EMEA	20,783	12,396	7,370
APAC	20,776	13,667	9,915

Total revenue	$219,855	$152,368	$112,103

Reconciliation of operating loss to Non-GAAP operating loss:

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
Operating loss	$(75,943)	$(38,697)	$(40,987)
Less: stock-based compensation expense	25,424	11,058	3,156
Less: payroll tax associated with stock-based compensation expense	1,111	222	—
Less: third-party acquisition related costs	23,299	—	—
Less: amortization of intangible assets	3,284	—	—

Non-GAAP operating loss	(22,825)	(27,417)	(37,831)

Non-GAAP operating margin	(10.4)%	(18.0)%	(33.7)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
Net Loss	$(76,677)	$(37,560)	$(42,590)
Less: stock-based compensation expense	25,424	11,058	3,156
Less: payroll tax associated with stock-based compensation expense	1,111	222	—
Less: third-party acquisition related costs	23,299	—	—
Less: amortization of intangible assets	3,284	—	—
Less: change in fair value of financial instruments	—	(4,413)	—
Non-GAAP net loss	(23,559)	(30,693)	(39,434)
Non-GAAP net loss per share	(0.33)	(0.79)	(2.21)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	70,933	39,092	17,834

Non-GAAP net loss margin	(10.7)%	(20.1)%	(35.2)%

Reconciliation of net loss to adjusted EBITDA:

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
Net loss	$(76,677)	$(37,560)	$(42,590)
Stock-based compensation expense	25,424	11,058	3,156
Payroll tax associated with stock based-compensation expense	1,111	222	—
Third-party acquisition related costs	23,299	—	—
Depreciation	2,867	3,084	2,569
Amortization of intangible assets	3,284	—	—
Interest income	(130)	(31)	(245)
Interest expense	828	3,103	1,612
Change in fair value of financial instrument	—	(4,413)	—
Provision for income taxes	(34)	25	28

Adjusted EBITDA	$(20,028)	$(24,512)	$(35,470)

Adjusted EBITDA margin	(9.1)%	(16.1)%	(31.6)%

COR:

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
Cost of revenue	$48,479	$34,126	$27,023
Less: share-based compensation expense	2,055	769	191
Less: payroll tax associated with share-based compensation expense	67	34	—

Non-GAAP cost of revenue	46,357	33,323	26,832

As of % of revenue	21.1%	21.9%	23.9%

Sales and marketing:

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
Sales and marketing	$99,350	$72,470	$60,740
Less: share-based compensation expense	7,761	3,310	838
Less: payroll tax associated with share-based compensation expense	483	155	—

Non-GAAP sales and marketing	91,106	69,005	59,902

As of % of revenue	41.4%	45.3%	53.4%

Research and development:

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
Research and development	$64,547	$48,332	$43,123
Less: share-based compensation expense	5,901	2,500	666
Less: payroll tax associated with share-based compensation expense	269	—	—

Non-GAAP research and development	58,377	45,832	42,457

As of % of revenue	26.6%	30.1%	37.9%

General and administrative:

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
General and administrative	$56,839	$36,137	$22,204
Less: share-based compensation expense	9,707	4,479	1,461
Less: payroll tax associated with share-based compensation expense	292	33	—

Non-GAAP general and administrative	46,840	31,625	20,743

As of % of revenue	21.3%	20.8%	18.5%

Free cash flow (FCF):

	Year ended December 31,
	2021	2020	2019

	(dollars in thousands)
Net cash used in operating activities	$(40,300)	$(26,529)	$(39,969)
Capital expenditures	$(3,304)	$(1,964)	$(5,579)

Free cash flow	$(43,604)	$(28,493)	$(45,548)

YoY comparisons:

Income Statement:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenue	$64,897	$43,143	$219,855	$152,368
Cost of revenue	16,641	10,216	48,479	34,126

Gross profit	48,256	32,927	171,376	118,242

Operating expenses:
Sales and marketing	30,284	20,577	99,350	72,470
Research and development	19,755	13,942	64,547	48,332
General and administrative	17,750	12,212	56,839	36,137
Acquisition related expenses	12,400	—	23,299	—
Amortization of intangible assets	1,882	—	3,284	—

Total operating expenses	82,071	46,731	247,319	156,939

Loss from operations	(33,815)	(13,804)	(75,943)	(38,697)
Interest income	65	11	130	31
Interest expense	(703)	(448)	(828)	(3,103)
Change in fair value of financial instruments	—	—	—	4,413
Other expense	(88)	59	(70)	(179)

Loss before provision for income taxes	(34,541)	(14,182)	(76,711)	(37,535)
Provision for income taxes	(297)	19	(34)	25

Net loss	$(34,244)	$(14,201)	$(76,677)	$(37,560)

Dividends and accretion of issuance costs on Series F preferred stock	$—	$—	$—	$(962)

Net loss attributable to common stockholders	$(34,244)	$(14,201)	$(76,677)	$(38,522)

Basic and diluted net loss per share attributable to common stockholders	$(0.48)	$(0.21)	$(1.08)	$(0.99)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	71,952	68,638	70,933	39,092

Disaggregated Revenue:

	Three months ended December 31,		Twelve months ended December 31,
(Unaudited, in thousands)	2021	2020	2021	2020
Subscription solutions	$46,852	$29,665	$154,933	$103,706
Partner and services	18,045	13,478	64,922	48,662

Total revenue	$64,897	$43,143	$219,855	$152,368

Reconciliation of operating loss to Non-GAAP operating loss:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Operating loss	$(33,815)	$(13,804)	$(75,943)	$(38,697)
Less: Stock-based compensation expense	7,742	6,020	25,424	11,058
Less: Payroll tax associated with stock-based compensation expense	144	222	1,111	222
Less: third-party acquisition related costs	12,400	—	23,299	—
Less: amortization of intangible assets	1,882	—	3,284	—

Non-GAAP operating loss	(11,647)	(7,562)	(22,825)	(27,417)

Non-GAAP operating margin	(17.9)%	(17.5)%	(10.4)%	(18.0)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net loss	$(34,244)	$(14,201)	$(76,677)	$(37,560)
less: Stock-based compensation expense	7,742	6,020	25,424	11,058
less: Payroll tax associated with stock-based compensation expense	144	222	1,111	222
Less: third party acquisition related costs	12,400	—	23,299	—
Less: amortization of intangible assets	1,882	—	3,284	—
less: Change in fair value of financial instruments	—	—	—	(4,413)

Non-GAAP net loss	(12,076)	(7,959)	(23,559)	(30,693)
Non-GAAP net loss per share	(0.17)	(0.12)	(0.33)	(0.79)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	71,952	68,638	70,933	39,092
Non-GAAP net loss margin	(18.6)%	(18.4)%	(10.7)%	(20.1)%

Reconciliation of net loss to adjusted EBITDA:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net loss	$(34,244)	$(14,201)	$(76,677)	$(37,560)
Stock-based compensation expense	7,742	6,020	25,424	11,058
Payroll tax associated with stock-based compensation expense	144	222	1,111	222
Third-party acquisition related costs	12,400	—	23,299	—
Depreciation	716	707	2,867	3,084
Amortization of intangible assets	1,882	—	3,284	—
Interest income	(65)	(11)	(130)	(31)
Interest expense	703	448	828	3,103
Change in fair value of financial instrument	—	—	—	(4,413)
Provision for income taxes	(297)	19	(34)	25

Adjusted EBITDA	$(11,019)	$(6,796)	$(20,028)	$(24,512)

Adjusted EBITDA Margin	(17.0)%	(15.8)%	(9.1)%	(16.1)%

COR:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Cost of revenue	$16,641	$10,216	$48,479	$34,126
less: Share-based compensation expense	849	435	2,055	769
Less: Payroll tax associated with share-based compensation expense	3	34	67	34

Non-GAAP cost of revenue	15,789	9,747	46,357	33,323

As a % of revenue	24.3%	22.6%	21.1%	21.9%

Sales and marketing:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Sales and marketing	$30,284	$20,577	$99,350	$72,470
less: Share-based compensation expense	2,410	1,799	7,761	3,310
Less: Payroll tax associated with share-based compensation expense	67	155	483	155

Non-GAAP sales and marketing	27,807	18,623	91,106	69,005

As a % of revenue	42.8%	43.2%	41.4%	45.3%

Research and development:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Research and development	$19,755	$13,942	$64,547	$48,332
less: Share-based compensation expense	1,721	1,284	5,901	2,500
less: Payroll tax associated with share-based compensation expense	31	—	269	—

Non-GAAP research and development	18,003	12,658	58,377	45,832

As a % of revenue	27.7%	29.3%	26.6%	30.1%

General and administrative:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
General & administrative	$17,750	$12,212	$56,839	$36,137
less: Share-based compensation expense	2,762	2,502	9,707	4,479
less: Payroll tax associated with share-based compensation expense	43	33	292	33

Non-GAAP general & administrative	14,945	9,677	46,840	31,625

As a % of revenue	23.0%	22.4%	21.3%	20.8%

Free cash flow (FCF):

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2021	2020	2021	2020
Net cash used in operating activities	$(8,816)	$(3,329)	$(40,300)	$(26,529)
Capital expenditures	$(1,107)	$(586)	$(3,304)	$(1,964)

Free cash flow	$(9,923)	$(3,915)	$(43,604)	$(28,493)